Exhibit 5.1

October 10, 2007

Telanetix, Inc.
6197 Cornerstone Court E., Suite 108
San Diego, CA 92121

Re:           Registration Statement on Form SB-2 (Pre-Effective Amendment No. 1)

      File No. 333-143847

Ladies and Gentlemen:

We have acted as counsel to Telanetix, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Registration Statement on Form SB-2 (Pre-Effective Amendment No. 1) (the "Registration Statement") of the Company relating to the registration of 2,528,563 shares of the Company's common stock, $.0001 par value, which have been issued by the Company as of the date hereof or will be issued by the Company upon exercise of warrants or in respect of unpaid interest on debentures as described in the Registration Statement (the "Shares").

As counsel to the Company, we are familiar with all corporate proceedings in connection with the preparation and filing of the Registration Statement.  We have also examined the Company's certificate of incorporation and by-laws, each as amended to date, the corporate minutes and other proceedings and records relating to the authorization, sale and issuance of the Shares, and such other documents and matters of law as we have deemed necessary or appropriate in order to render this opinion.  Based upon the foregoing, it is our opinion that (i) the Shares issued as of the date hereof have been duly authorized, validly issued, and fully paid and are nonassessable, and (ii) the Shares to be issued upon the exercise of the warrants or in respect of unpaid interest on debentures described in the Registration Statement have been duly authorized, and, if and when issued by the Company in accordance with the terms of such instruments, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the reference to our name in the prospectus, which is a part of the Registration Statement, under the caption “Legal Matters.”

Respectfully submitted,

/s/ Duane Morris LLP